SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2013

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is an Investor Presentation which describes certain material information regarding the proposed acquisition of Sumner Bank & Trust by HopFed Bancorp, Inc. (“HFBC”). Exhibit 99.1 is incorporated herein by reference.

HFBC has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2013 Annual Meeting of Stockholders. HFBC stockholders are strongly advised to read HFBC’s 2013 definitive proxy statement (including any amendments or supplements thereto) because it contains important information. Stockholders may obtain copies of HFBC’s 2013 definitive proxy statement, any amendments or supplements to the proxy statement, and other documents filed by HFBC with the SEC in connection with its 2013 Annual Meeting of Stockholders for no charge at the SEC’s website, at www.sec.gov. Copies of the proxy materials may also be requested from HFBC’s proxy solicitor, Georgeson, Inc., by telephone at (800) 267-4403 (toll-free) or by email at HopFed@Georgeson.com.

HFBC, and its directors, executive officers and certain employees, are deemed participants in the solicitation of proxies from stockholders in connection with HFBC’s 2013 Annual Meeting of Stockholders. Information regarding HFBC’s directors, executive officers and other persons who, under rules of the SEC, are considered participants in the solicitation of proxies for the 2013 Annual Meeting of Stockholders, including their respective interests by security holdings or otherwise, is set forth in HFBC’s definitive proxy statement for HFBC’s 2013 Annual Meeting of Stockholders filed with the SEC.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	HFBC Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

DATE: April 15, 2013	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	HFBC Investor Presentation